Exhibit 21.1


                      Subsidiaries of GAMCO Investors, Inc.

         The following table lists the direct and indirect subsidiaries of GAMCO Investors, Inc. (the "Company"), except those investment partnerships and offshore funds consolidated in accordance with FIN46R and EITF 04-5. In accordance with Item 601 (21) of Regulation S-K, the omitted subsidiaries considered in the aggregate as a single subsidiary would not constitute a "significant subsidiary" as defined under Rule 1-02(w) of Regulation S-X.


                                                       Jurisdiction of
                                                       Incorporation or
         Name                                          Organization

         Gabelli Funds, LLC                            New York
         (100%-owned by the Company)

         GAMCO Asset Management Inc.                   New York
         (100%-owned by the Company)

         Gabelli Fixed Income, Inc.                    New York
         (100%-owned by the Company)

         GAMCO Asset Management (UK) Limited           United Kingdom
         (100%-owned by the Company)

         Gabelli Securities, Inc.                      Delaware
         (92.1%-owned by the Company)

         Gabelli Advisers, Inc.                        Delaware
         (41.8%-owned by the Company)

         Gabelli & Company, Inc.                       New York
         (100%-owned by Gabelli Securities, Inc.)

         Gabelli & Partners LLC                        Delaware
         (100%-owned by Gabelli Securities, Inc.)

         Gabelli Fixed Income L.L.C.                   Delaware
         (100%-owned by Gabelli Fixed Income, Inc.)

         Gabelli Convertible Holdings, LLC             Delaware
         (100%-owned by Gabelli Securities, Inc.)

         Gabelli Arbitrage Holdings LLC                Delaware
         (100%-owned by the Company)

         Gabelli Trading Holdings LLC                  Delaware
         (100%-owned by the Company)

         Gabelli Intermediate Credit Fund LLC          Delaware
         (100%-owned by the Company)